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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                              September 20, 2000
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                          HAWKER PACIFIC AEROSPACE
                          ------------------------
            (Exact name of registrant as specified in its charter)


         California                 0-29490                 95-3528840
--------------------------------- ------------ ---------------------------------
 (State or other jurisdiction     (Commission  (IRS Employer Identification No.)
of incorporation or organization) File Number)


               11240 Sherman Way, Sun Valley, California  91355
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             (Address of principal executive offices)  (Zip Code)


                                (818) 765-6201
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not Applicable
              ---------------------------------------------------
         (Former name or former address if changed since last report)
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ITEM 1.   CHANGE IN CONTROL OF REGISTRANT

A. Name of Person Acquiring Control: Lufthansa Technik AG ("Lufthansa Technik") a corporation organized under the laws of the Federal Republic of Germany having its principal executive offices at Weg beim Jager 193, D-22335 Hamburg, Germany. Lufthansa Technik is a provider of aircraft-related technical services.

B. Amount and Source of Consideration: The aggregate amount of consideration was $26,570,109, all of which was funded from the working capital of Lufthansa Technik.

C. Date and Description of Transaction: On September 20, 2000, the following events occurred. The Company was not a party to the private transactions described in paragraphs 1 and 2 below.

   1. Lufthansa Technik entered into a Stock Purchase Agreement with Melanie L. Bastian, John G. Makoff, John G. Makoff custodian for Dillon John Makoff, Sidney
G. Makoff, Daniel J. Lubeck, and Scott W. Hartman. Pursuant to this Stock Purchase Agreement, Lufthansa Technik: (i) purchased 2,336,495 shares of common stock of the Company ("Common Stock") for $4.12 per share for a total purchase price of $9,626,359.40; and (ii) received the right to nominate three members of the Board of Directors of the Company.

   2. Lufthansa Technik entered into a Stock Purchase Agreement with Deephaven Private Placement Trading Ltd. for the purchase of 300 shares of 8% Series C Convertible Preferred Stock for $3,790,000 (the "Preferred Purchase Agreement"). These shares of Convertible Preferred Stock are convertible into Common Stock on a variable conversion formula. As of September 29, 2000, conversion would yield 733,035 shares of Common Stock.

   3. Lufthansa Technik entered into a Loan Agreement with the Company, and provided the Company subordinated debt of $9,300,000 for a term of three years. Pursuant to this Loan Agreement, Lufthansa Technik acquired warrants for 2,500,000 shares of Common Stock for $4.25 per share. These warrants are subject to the approval of the shareholders of the Company, and are exercisable from the date of such shareholder approval until September 19, 2001. In addition, the Company and Lufthansa Technik entered into a Voting and Indemnity Agreement in which Lufthansa Technik agreed to vote its shares in favor of the warrants and the Company agreed to indemnify Lufthansa Technik for any losses associated with it so voting.

   4. Lufthansa Technik purchased 5,000 shares of Common Stock in the open market. The purchase price for these shares was $6.375, for a total cost of $31,875.

   5. Lufthansa Technik entered into a Shareholders Rights and Voting Agreement with the Company and David Lokken, Brian Carr, Michael Riley, and Dennis Biety (the "Shareholders"). Pursuant to this Shareholders Rights and Voting Agreement, Lufthansa Technik now has: (i) control over the voting rights of 196,342 shares of Common Stock and 129,786 options to acquire Common Stock held by the Shareholders; (ii) the right to increase the number of Directors of the Company from seven to nine; (iii) a right of first refusal prior to any sale of
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Common Stock by the Shareholders; and (iv) the agreement of the Shareholders to vote their shares in favor of the warrants issued to Lufthansa Technik.

D. Percentage of Voting Securities Beneficially Owned:   As a result of the
Stock Purchase Agreement and the open market purchase of Common Stock, Lufthansa Technik became the record owner of 2,341,495 shares of Common Stock, currently representing approximately 40.0% of the outstanding shares. In addition, as a result of the Shareholders Rights and Voting Agreement, Lufthansa Technik controls the voting rights of: (i) an additional 196,342 shares of Common Stock, representing approximately 3.4% of the outstanding shares; and (ii) 129,786 options, which if exercised by the option holders would represent 2.2% of the then outstanding shares of Common Stock.

As a result of the Preferred Purchase Agreement, Lufthansa Technik acquired 300 shares of 8% Series C Convertible Preferred shares representing 100% of the issued and outstanding shares of this series. These shares of Convertible Preferred Stock are convertible into Common Stock of the Company on a variable conversion formula. As of September 29, 2000, conversion would yield 733,035 shares of Common Stock of the Company, which if converted would represent approximately 11.1% of the outstanding shares of Common Stock of the Company, raising Lufthansa Technik's total percentage ownership to approximately 46.7% of the outstanding shares of Common Stock, and total voting control percentage to approximately 50.1%.

Upon shareholder approval of the warrants issued with regard to the Loan Agreement, Lufthansa Technik shall become the owner of immediately exercisable warrants to purchase 2,500,000 shares of Common Stock. If these warrants were exercised at a time when Lufthansa Technik had not converted its Convertible Preferred Stock, the shares issued on exercise would represent 29.9% of the then outstanding shares of Common Stock, raising Lufthansa Technik's total percentage ownership to 58.0% of the then outstanding shares of Common Stock. If these warrants were exercised at a time when Lufthansa Technik had previously converted its Convertible Preferred Stock, the shares issued on exercise would represent 27.5% of the then outstanding shares of Common Stock, raising Lufthansa Technik's total percentage ownership to 61.3% of the then outstanding shares of Common Stock.

E. Basis of Control: Although Lufthansa Technik currently has voting control over only 43.4% of the outstanding Common Stock, the transaction constitutes a change of control for reporting purposes, in that Rule 13d-3 under the Exchange Act provides that any securities acquired with the purpose of effecting a change in control shall be deemed beneficially owned, even if not yet acquired. Therefore, for the purpose of determining whether a change of control has occurred, Lufthansa Technik is deemed the beneficial owner of the Common stock which may be acquired through the conversion of its Preferred Stock and the exercise of management options subject to the Shareholder Rights and Voting Agreement. In such an event, together with the additional voting rights granted to Lufthansa Technik under such agreement, Lufthansa Technik would have voting control over 50.6% of the then outstanding Common Stock. If the warrants acquired by Lufthansa Technik were to be subsequently approved and exercised, then the voting control percentage would increase to 64.0%.
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ITEM 7.   EXHIBITS

Exhibit No.    Description
   10.47       Loan Agreement, dated September 20, 2000, between Hawker Pacific
               Aerospace and Lufthansa Technik AG

   10.48 Voting and Indemnity Agreement, dated September 20, 2000, between Hawker Pacific Aerospace and Lufthansa Technik AG

   10.49 Shareholders Rights and Voting Agreement, dated September 20, 2000, between Hawker Pacific Aerospace, The Shareholders Listed and Lufthansa Technik AG

   10.50 Promissory Note, dated September 20, 2000, between Hawker Pacific Aerospace and Lufthansa Technik AG

   10.51 Warrant issued by Hawker Pacific Aerospace to Lufthansa Technik AG, dated September 20, 2000

   10.52 Registration Rights Agreement, dated September 20, 2000, between Hawker Pacific Aerospace and Lufthansa Technik AG



                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HAWKER PACIFIC AEROSPACE


Date:  October 5, 2000             /s/ Philip M. Panzera
                                   ---------------------------------------------
                                   Philip M. Panzera
                                   Executive Vice President